Exhibit 5.1

November 8, 2011

Arena Pharmaceuticals, Inc.

6166 Nancy Ridge Drive

San Diego, CA 92121

Ladies and Gentlemen:

I have acted as counsel to Arena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided me with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

•

share purchase rights associated with the Common Stock to purchase one one-hundredth of a share of Series A Preferred Stock (the “Purchase Rights”) pursuant to the Rights Agreement, dated October 30, 2002, as amended (the “Rights Agreement”) between the Company and Computershare Trust Company, Inc. (the “Rights Agent”);

•	shares of preferred stock, par value $0.0001 per share, of the Company, in one or more series (the “Preferred Stock”);

•

senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture (including any supplements thereto) to be entered into, by and between the Company and a trustee to be selected by the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the “Senior Indenture”);

•

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture (including any supplements thereto) to be entered into, by and between the Company and a trustee to be selected by the Company, in the form filed as Exhibit 4.7 to the Registration Statement (the “Subordinated Indenture”);

•

warrants to purchase Common Stock, Preferred Stock, or Debt Securities, in one or more series (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company, the forms of which will be filed as an exhibit to the Registration Statement or incorporated by reference therein; and

•

units comprised of any two or more of shares of Common Stock, shares of Preferred Stock, Debt Securities, and Warrants, in any combination and in one or more series (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company and the Company (each, a “Unit Agreement”).

The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $50,000,000.

Arena Pharmaceuticals, Inc.

November 8, 2011

In connection with this opinion, I have examined and relied upon originals, or copies certified to my satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. As to certain factual matters, I have relied upon certificates of officers of the Company and have not independently sought to verify such matters.

In rendering this opinion, I have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to me as originals; the conformity to originals of all documents submitted to me as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to my opinion as to the Common Stock, I have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to my opinion as to the Purchase Rights, I have assumed that, at the time of issuance and sale of Common Stock, that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting and amending the Rights Agreement. This opinion does not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Purchase Rights at some future time based on the facts and circumstances existing at that time. In addition, it should be understood that my opinion addresses the Rights Agreement and the Purchase Rights in their entirety and not any particular provision of the Rights Agreement or the Purchase Rights. It should also be understood that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating such rights in their entirety. With respect to my opinion as to the Preferred Stock, I have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. I have also assumed that any Warrants and Units offered under the Registration Statement, and the related warrant agreement and unit agreement will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. I have also assumed that (i) with respect to Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

My opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. I note that the laws of the State of New York are designated as the laws governing the Senior Indenture and the Subordinated Indenture. My opinion below, as to the Debt Securities constituting valid and legally binding obligations of the Company, is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation and enforcement of the Senior Indenture and the Subordinated Indenture. My opinion is based on these laws as in effect on the date hereof. I express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. I am not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, I am of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Common Stock have been delivered and filed as required

Arena Pharmaceuticals, Inc.

November 8, 2011

by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws, as amended (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock and the associated Purchase Rights, when issued and sold as contemplated in the Rights Agreement, the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to any series of the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Preferred Stock have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Debt Securities have been delivered and filed as required by such laws; (ii) the Senior Indenture or the Subordinated Indenture, as applicable, shall have been duly authorized, executed and delivered by the Company and the trustee, and shall be binding and enforceable against the Company and the trustee in accordance with its terms; (iii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture as duly supplemented, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Debt Securities have been duly executed and delivered by the Company and authenticated by the trustee pursuant to the Senior Indenture or the Subordinated Indenture as supplemented, as applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with the Senior Indenture or the Subordinated Indenture as supplemented, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants offered under the Registration Statement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency,

Arena Pharmaceuticals, Inc.

November 8, 2011

reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. With respect to any series of the Warrants offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Warrants have been delivered and filed as required by such laws; (ii) the issuance of the Warrants has been duly authorized by the Company and the warrant agent by all necessary corporate action; (iii) the issuance and sale of the Warrants and the terms of any applicable warrant agreement do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Warrants and any applicable warrant agreement have been duly executed and delivered by the Company and the Warrants have been authenticated by the warrant agent pursuant to any applicable warrant agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5. With respect to any Units offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Units have been delivered and filed as required by such laws; (ii) the issuance of the Units has been duly authorized by the Company and the unit agent by all necessary corporate action; (iii) the issuance and sale of the Units and the terms of any applicable unit agreement do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Units and any applicable unit agreement have been duly executed and delivered by the Company and the Units have been authenticated by the unit agent pursuant to any applicable unit agreement and delivered against payment therefor, then the Units, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption “Legal Matters” in the Prospectus included in the Registration Statement. This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Steven W. Spector

Steven W. Spector

Senior Vice President, General Counsel and Secretary

Arena Pharmaceuticals, Inc.